Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2012

WESTLAKE VILLAGE, Calif. (April 25, 2012) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended March 31, 2012.  Items of note included:

•                  New orders increased 46.4 percent to 1,328 units for the first quarter of 2012 from 907 units for the first quarter of 2011;

•                  Net operating loss totaled $269,000, excluding inventory valuation adjustments of $2.1 million and severance charges of $683,000, for the quarter ended March 31, 2012;

•                  Net loss from continuing operations totaled $3.0 million, or $0.07 per diluted share, for the quarter ended March 31, 2012, including inventory valuation adjustments and severance charges;

•                  Closings rose 25.4 percent to 815 units for the quarter ended March 31, 2012, compared to 650 units for the same period in the prior year;

•                  Backlog increased 44.1 percent to 1,994 units at March 31, 2012, from 1,384 units at March 31, 2011;

•                  Active communities rose to 209 communities at March  31, 2012, from 201 communities at March 31, 2011;

•                  Revenues totaled $215.9 million for the quarter ended March 31, 2012, representing a 28.7 percent increase from $167.7 million for the quarter ended March 31, 2011;

•                  Average closing price increased to $256,000 for the quarter ended March 31, 2012, from $248,000 for the same period in 2011;

•                  Housing gross profit margin was 18.4 percent, excluding inventory valuation adjustments, for the first quarter of 2012, compared to 17.3 percent for the first quarter of 2011, after the reclassification of external commissions expense to selling, general and administrative expense.  Including inventory valuation adjustments, housing gross profit margin was 17.5 percent for the first quarter of 2012, compared to 15.2 percent for the same period in the prior year;

•                  Selling, general and administrative and corporate expense totaled 17.8 percent of homebuilding revenues for the first quarter of 2012, compared to 22.0 percent for the first quarter of 2011, after the reclassification of external commissions expense;

•                  Cash, cash equivalents and marketable securities totaled $535.9 million at March 31, 2012; and

•                  Net debt-to-capital ratio was 39.0 percent at March 31, 2012, compared to 36.7 percent at December 31, 2011.  (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2012

For the quarter ended March 31, 2012, the Company reported a net loss of $3.0 million, or $0.07 per diluted share, compared to a net loss of $17.4 million, or $0.39 per diluted share, for the same period in 2011.  Pretax charges that related to inventory valuation adjustments totaled $2.1 million, or $0.05 per diluted share, and $9.1 million, or $0.21 per diluted share, for the quarters ended March 31, 2012 and 2011, respectively.

The homebuilding segments reported pretax earnings of $1.1 million for the first quarter of 2012, compared to a pretax loss of $17.4 million for the same period in 2011.  This increase was primarily due to higher closing volume; lower inventory valuation adjustments; a decline in interest expense; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 29.8 percent to $209.5 million for the first quarter of 2012, compared to $161.4 million for the same period in 2011.  This rise in homebuilding revenues was primarily attributable to a 25.4 percent increase in closings that totaled 815 units for the quarter ended March 31, 2012, compared to 650 units for the same period in the prior year.  For the quarter ended March 31, 2012, the average closing price of a home increased 3.2 percent to $256,000 from $248,000 for the same period in 2011.  Homebuilding revenues for the first quarter of 2012 included $712,000 from land sales, which resulted in pretax earnings of $299,000, compared to homebuilding revenues for the first quarter of 2011 that included $191,000 from land sales, which resulted in pretax earnings of $16,000.

New orders of 1,328 units for the quarter ended March 31, 2012, represented a 46.4 percent increase, compared to new orders of 907 units for the same period in 2011.  The Company had an average monthly sales absorption rate of 2.1 homes per community for the quarter ended March 31, 2012, versus 1.5 homes per community for the quarter ended March 31, 2011.  Its cancellation rate averaged 18.0 percent for the quarter ended March 31, 2012, and 18.2 percent for the same period in 2011.  For the first quarter of 2012, new order dollars increased 51.8 percent to $345.1 million from $227.3 million for the first quarter of 2011.  At March 31, 2012, backlog increased 44.1 percent to 1,994 units from 1,384 units at March 31, 2011.  For the first quarter of 2012, the dollar value of the Company’s backlog was $518.1 million, reflecting a 47.6 percent rise from the same period in the prior year.

Housing gross profit margin was 18.4 percent, excluding inventory valuation adjustments, for the quarter ended March 31, 2012, compared to 17.3 percent for the quarter ended March 31, 2011, after the reclassification of external commissions expense to selling, general and administrative expense.  Including inventory valuation adjustments, housing gross profit margin was 17.5 percent for the first quarter of 2012, compared to 15.2 percent for the first quarter of 2011.  This improvement in housing gross profit margin was primarily attributable to a decline in land and direct construction costs; lower sales incentives and price concessions; lower inventory valuation adjustments; and higher leverage of direct overhead expense due to an increase in the number of homes delivered.  Sales incentives and price concessions totaled 10.9 percent for the first quarter of 2012, compared to 11.7 percent for the same period in 2011.

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RYLAND FIRST-QUARTER RESULTS

Selling, general and administrative expense totaled 15.4 percent of homebuilding revenues for the first quarter of 2012, compared to 18.9 percent for the first quarter of 2011, after the reclassification of external commissions expense.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage that resulted from an increase in revenues, as well as to cost-saving initiatives.  The homebuilding segments recorded $3.6 million of interest expense during the first quarter of 2012, compared to $5.8 million of interest expense during the first quarter of 2011.  This decrease in interest expense from the first quarter of 2011 was primarily due to the capitalization of a greater amount of interest incurred during the first quarter of 2012, which resulted from a higher level of inventory-under-development, and to lower debt outstanding.

Corporate expense totaled $5.2 million for the quarter ended March 31, 2012, compared to $5.0 million for the same period in 2011.  This increase was due, in part, to fluctuations in the Company’s stock price that impacted compensation expense, partially offset by lower operating expenses.

During the first quarter of 2012, the Company used $10.2 million of cash for operating activities, provided $56.4 million of cash from investing activities and used $28.4 million of cash for financing activities.

For the quarter ended March 31, 2012, the financial services segment reported pretax earnings of $645,000, compared to pretax earnings of $1.2 million for the same period in 2011.  This decrease was primarily attributable to interest related to the financial services credit facility that was entered into during December 2011 and to higher severance expense.

The Company’s net loss from discontinued operations totaled $2.1 million, or $0.04 per diluted share, for the quarter ended March 31, 2012, which included a pretax charge of $1.4 million, or $0.03 per diluted share, related to inventory valuation adjustments, compared to a net loss of $2.1 million, or $0.05 per diluted share, for the same period in 2011.

EXPENSE RECLASSIFICATION

Effective January 1, 2012, the Company elected to reclassify its external commissions expense from cost of sales to selling, general and administrative expense in its Consolidated Statements of Earnings in order to not only be consistent with a majority of its peers, but also to combine external and internal commissions.  This will have the effect of increasing both housing gross profit and selling, general and administrative expense by the amount of external commissions, which totaled $4.6 million and $3.0 million, or 2.2 percent and 1.9 percent of housing revenues, for the quarters ended March 31, 2012 and 2011, respectively.  This will not have an impact on net income or loss.  All prior period amounts have been reclassified to conform to this presentation.

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of homes;

•                  increased prices for labor, land and materials used in the production of homes;

•                  increased competition, including continued competition and price pressure from distressed home sales;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                 delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2012	2011
REVENUES
Homebuilding	$209,535	$161,428
Financial services	6,334	6,244
TOTAL REVENUES	215,869	167,672

EXPENSES
Cost of sales	172,690	142,464
Selling, general and administrative	32,208	30,544
Financial services	5,689	5,035
Corporate	5,180	4,987
Interest	3,569	5,787
TOTAL EXPENSES	219,336	188,817

OTHER INCOME
Gain from marketable securities, net	446	1,308
TOTAL OTHER INCOME	446	1,308
Loss from continuing operations before taxes	(3,021)	(19,837)
Tax benefit	-	(2,398)
NET LOSS FROM CONTINUING OPERATIONS	(3,021)	(17,439)
Loss from discontinued operations, net of taxes	(2,087)	(2,097)
NET LOSS	$(5,108)	$(19,536)

NET LOSS PER COMMON SHARE
Basic
Continuing operations	$(0.07)	$(0.39)
Discontinued operations	(0.04)	(0.05)
Total	(0.11)	(0.44)
Diluted
Continuing operations	(0.07)	(0.39)
Discontinued operations	(0.04)	(0.05)
Total	$(0.11)	$(0.44)

AVERAGE COMMON SHARES OUTSTANDING
Basic	44,473,870	44,239,441
Diluted	44,473,870	44,239,441

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2012	December 31, 2011
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$177,199	$159,363
Restricted cash	67,998	56,799
Marketable securities, available-for-sale	290,705	347,016
Total cash, cash equivalents and marketable securities	535,902	563,178
Housing inventories
Homes under construction	368,987	319,476
Land under development and improved lots	406,546	413,569
Inventory held-for-sale	10,534	11,015
Consolidated inventory not owned	49,036	51,400
Total housing inventories	835,103	795,460
Property, plant and equipment	20,050	19,920
Other	126,986	165,262
Assets of discontinued operations	30,465	35,324
TOTAL ASSETS	1,548,506	1,579,144

LIABILITIES
Accounts payable	72,176	74,327
Accrued and other liabilities	138,083	140,930
Financial services credit facility	32,330	49,933
Debt	822,797	823,827
Liabilities of discontinued operations	3,211	6,217
TOTAL LIABILITIES	1,068,597	1,095,234

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized–10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized–199,990,000 shares
Issued–44,579,681 shares at March 31, 2012
(44,413,594 shares at December 31, 2011)	44,580	44,414
Retained earnings	402,532	405,109
Accumulated other comprehensive income	838	164
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	447,950	449,687
NONCONTROLLING INTEREST	31,959	34,223
TOTAL EQUITY	479,909	483,910
TOTAL LIABILITIES AND EQUITY	$1,548,506	$1,579,144

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2012	2011
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(1,622)	$(5,488)
Southeast	891	(8,411)
Texas	3,525	(1,661)
West	(1,726)	(1,807)
Financial services	645	1,209
Corporate and unallocated	(4,734)	(3,679)
Discontinued operations	(2,087)	(2,097)
Total	$(5,108)	$(21,934)
NEW ORDERS
Units
North	411	318
Southeast	417	245
Texas	373	271
West	127	73
Discontinued operations	29	59
Total	1,357	966
Dollars (in millions)
North	$116	$86
Southeast	93	54
Texas	96	67
West	40	20
Discontinued operations	6	11
Total	$351	$238
CLOSINGS
Units
North	224	210
Southeast	265	195
Texas	244	192
West	82	53
Discontinued operations	33	38
Total	848	688
Average closing price (in thousands)
North	$277	$264
Southeast	214	226
Texas	259	241
West	330	292
Discontinued operations	210	188
Total	$254	$245
OUTSTANDING CONTRACTS	March 31,
Units	2012	2011
North	607	445
Southeast	673	387
Texas	562	479
West	152	73
Discontinued operations	29	81
Total	2,023	1,465
Dollars (in millions)
North	$175	$125
Southeast	147	84
Texas	145	122
West	51	20
Discontinued operations	6	16
Total	$524	$367
Average price (in thousands)
North	$288	$282
Southeast	219	218
Texas	257	254
West	336	269
Discontinued operations	219	201
Total	$259	$251

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2012	2011
REVENUES
Income from origination and sale of mortgage loans, net	$4,624	$4,874
Title, escrow and insurance	1,264	1,245
Interest and other	446	125
TOTAL REVENUES	6,334	6,244
EXPENSES	5,689	5,035
PRETAX EARNINGS	$645	$1,209

OPERATIONAL DATA

Retail operations:
Originations (units)	552	517
Ryland Homes originations as a
percentage of total originations	99.8%	100.0%
Ryland Homes origination capture rate	72.5%	80.7%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)	Three months ended March 31,
	2012	2011
Interest incurred	$14,181	$14,589
Interest capitalized during the period	10,253	8,801
Amortization of capitalized interest included in cost of sales	7,819	5,674
Depreciation and amortization	3,001	2,585

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended March 31,
	2012	2011

HOUSING REVENUES	$208,823	$161,237
LAND AND OTHER REVENUES	712	191
TOTAL HOMEBUILDING REVENUES	209,535	161,428

HOUSING COST OF SALES
Cost of sales	170,387	133,407
Valuation adjustments and write-offs	1,890	3,272
TOTAL HOUSING COST OF SALES	172,277	136,679

LAND AND OTHER COST OF SALES
Cost of sales	413	175
Valuation adjustments and write-offs	-	5,610
TOTAL LAND COST OF SALES	413	5,785

TOTAL HOMEBUILDING COST OF SALES	172,690	142,464

HOUSING GROSS MARGINS	$36,546	$24,558
HOUSING GROSS MARGIN PERCENTAGE	17.5%	15.2%

HOUSING GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$38,436	$27,830
HOUSING GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	18.4%	17.3%

Gross margins on home sales excluding inventory valuation adjustments and write-offs is a non-GAAP financial measure, and is defined by the Company as revenue from home sales less costs of homes sold excluding the Company's inventory valuation adjustments and write-offs recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments and write-offs relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales excluding inventory valuation adjustments and write-offs to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments and write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales excluding inventory valuation adjustments and write-offs helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.